EX-11.1
Computation of Earnings
                                                                    EXHIBIT XI

                          WILLIS LEASE FINANCE CORPORATION
                         Computation of Earnings Per Share


                                                                        Three Months Ended            Nine Months Ended
                                                                           September 30,                 September 30,
                                                                     ---------------------         ---------------------
                                                                      1998           1997           1998           1997
                                                                     ------         ------         ------         ------
                                                                      (in thousands, except        (in thousands, except
                                                                          per share data)              per share data)
Income before extraordinary item
Basic
     Earnings:
           Income before extraordinary item                          $2,484         $1,451         $6,582         $3,732

     Shares:
          Weighted average number of common shares outstanding        7,280          5,447          7,245          5,441
                                                                     ------         ------         ------         ------

Basic earnings per common share before extraordinary item             $0.34          $0.27          $0.91          $0.69

Assuming Full Dilution
     Earnings:
           Income before extraordinary item                          $2,484         $1,451         $6,582         $3,732
                                                                     ------         ------         ------         ------

     Shares:
          Weighted average number of common shares
           outstanding and common stock equivalents                   7,495          5,658          7,466          5,592
                                                                     ------         ------         ------         ------

Earnings per common share assuming full dilution,                     $0.33          $0.26          $0.88          $0.67
                                                                     ------         ------         ------         ------
     before extraordinary item


Net income
Basic
     Earnings:
          Net income                                                 $2,484         $1,451         $6,382         $5,740
                                                                     ------         ------         ------         ------

     Shares:
          Weighted average number of common shares outstanding        7,280          5,447          7,245          5,441
                                                                     ------         ------         ------         ------

Basic earnings per common share                                       $0.34          $0.27          $0.88          $1.05

Assuming Full Dilution
     Earnings:
          Net income                                                 $2,484         $1,451         $6,382         $5,740
                                                                     ------         ------         ------         ------

     Shares:
          Weighted average number of common shares
           outstanding and common stock equivalents                   7,495          5,658          7,466          5,592
                                                                     ------         ------         ------         ------

Earnings per common share assuming full dilution                      $0.33          $0.26          $0.85          $1.03
                                                                     ------         ------         ------         ------